UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue
Hato Rey, Puerto Rico		00918
(Address of principal executive offices)		(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements for Named Executive Officers

On February 22, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Popular, Inc. (the “Corporation”) granted restricted stock to its named executive officers (“NEOs”) in connection with 2012 performance. The actions taken were consistent with the requirements of the Interim Final Rule on TARP Standards for Compensation and Corporate Governance issued by the U.S. Department of the Treasury in June 2009 (the “TARP Interim Final Rule”). The TARP Interim Final Rule imposes certain restrictions on compensation paid by the Corporation to its “senior executive officers” and certain other employees as a participant in the TARP Capital Purchase Program (“CPP”).

In light of the CPP-related restrictions, the Corporation’s incentive program for NEOs is solely in the form of restricted stock, thereby aligning executive performance with the Corporation’s long-term profitability and the optimal use of shareholder capital. Consistent with the requirements of the CPP, the shares will vest (i.e., no longer be subject to forfeiture) on the second anniversary of the grant date and will be transferable in 25% increments as the Corporation repays each 25% portion of the aggregate financial assistance received under TARP, or on its totality upon completion of repayment of the TARP funds. However, in addition to the above CPP requirements, in order for the shares to be transferable the Corporation must also have achieved profitability for at least one fiscal year during the period beginning on the date of grant and the first payment of TARP funds described above. The Committee added profitability as a condition for transferability in order to enhance the alignment of the Corporation’s executive compensation with shareholder interests. The awards are subject to clawback if they are found to have been based on materially inaccurate financial statements or performance criteria.

Each NEO was granted the following shares of restricted stock in consideration of the Corporation’s financial performance during 2012, as well as the achievement of financial results in his specific unit and individual goals. The grants, equivalent to 50% of prior-year earned base pay, were calculated on a basis that is more conservative than that permitted by the CPP (i.e., one-third of total compensation) and included the additional profitability vesting requirement described above. In addition to base salary, equity grants represent the only other means for compensating the Corporation’s NEOs, whose total compensation opportunity has been significantly reduced under the CPP restrictions.

Number of Shares of
Restricted Stock
NEO	Awarded
Richard L. Carrión
Chairman, President and Chief Executive Officer	25,126
Jorge A. Junquera
Senior Executive Vice President and Chief Financial Officer	11,217
Carlos J. Vázquez
Executive Vice President and President of Banco Popular North America	10,983
Ignacio Alvarez
Executive Vice President and Chief Legal Officer	10,284
Eli S. Sepúlveda
Executive Vice President	7,538

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: February 28, 2013	By:	/s/ Jorge J. García
Jorge J. García Senior Vice President and Corporate Comptroller